FORM OF SUBSCRIPTION ESCROW AGREEMENT

THIS SUBSCRIPTION ESCROW AGREEMENT dated as of            , 2010 (this “Agreement”), is entered into among Realty Capital Securities, LLC (the “Dealer Manager”), American Realty Capital Healthcare Trust, Inc. (the “Company”) and Wells Fargo Bank, National Association, as escrow agent (the “Escrow Agent”).

WHEREAS, the Company intends to raise cash funds from investors (the “Investors”) pursuant to a public offering (the “Offering”) of not less than 200,000 (the “Minimum Amount”) nor more than 150,000,000 shares of common stock, par value $0.01 of the Company (the “Securities”), pursuant to the registration statement on Form S-11 of the Company (No. 333-169075) (as amended, the “Offering Document”) a copy of which is attached as Exhibit A hereto.

WHEREAS, the Escrow Agent is willing to accept appointment as escrow agent only for the expressed duties outlined herein.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

1.           Proceeds to be Escrowed. On or before the first date of the Offering, the Company shall establish an escrow account with the Escrow Agent to be invested in accordance with Section 9 hereof entitled “ESCROW ACCOUNT FOR THE BENEFIT OF INVESTORS FOR COMMON STOCK OF AMERICAN REALTY CAPITAL HEALTHCARE TRUST, INC.” (including such abbreviations as are required for the Escrow Agent’s systems) (the “Escrow Account”).  All funds received from subscribers of Securities (“Investors”, which term also shall include Pennsylvania Investors and Tennessee Investors unless the context otherwise requires) in payment for the Securities (“Investor Funds”) will be delivered to the Escrow Agent within one (1) business day following the day upon which such Investor Funds are received by the Company or its agents, and shall, upon receipt by the Escrow Agent, be retained in escrow by the Escrow Agent and invested as stated herein. During the term of this Agreement, the Company or its agents shall cause all checks received by and made payable to it in payment for the Securities to be endorsed in favor of the Escrow Agent and delivered to the Escrow Agent for deposit in the Escrow Account.

Proceeds received from Pennsylvania Investors shall be accounted for separately in a subaccount entitled “Escrow Account for the Benefit of Pennsylvania Investors for American Realty Capital Healthcare Trust, Inc.” (including such abbreviations as are required for the Escrow Agent’s systems) (the “Pennsylvania Escrow Account”), until such Pennsylvania Escrow Account has closed pursuant to Section 4.  The Company shall, and shall cause its agents to, cooperate with the Escrow Agent in separately accounting for Investor Funds from Pennsylvania Investors in the Pennsylvania Escrow Account, and the Escrow Agent shall be entitled to rely upon information provided by the Company or its agents in this regard.

Proceeds received from Tennessee Investors shall be accounted for separately in a subaccount entitled “Escrow Account for the Benefit of Tennessee Investors for American Realty Capital Healthcare Trust, Inc.” (including such abbreviations as are required for the Escrow Agent’s systems) (the “Tennessee Escrow Account,” and together with the Escrow Account and the Pennsylvania Escrow Account, the “ARC Healthcare Escrow Accounts”), until such Tennessee Escrow Account has closed pursuant to Section 5.  The Company shall, and shall cause its agents to, cooperate with the Escrow Agent in separately accounting for Investor Funds from Tennessee Investors in the Tennessee Escrow Account, and the Escrow Agent shall be entitled to rely upon information provided by the Company or its agents in this regard.

The Escrow Agent shall have no duty to make any disbursement, investment or other use of Investor Funds until and unless it has good and collected funds.  If any checks deposited in the ARC Healthcare Escrow Accounts are returned or prove uncollectible after the funds represented thereby have been released by the Escrow Agent, then the Company shall promptly reimburse the Escrow Agent for any and all costs incurred for such, upon request, and the Escrow Agent shall deliver the returned checks to the Company.  The Escrow Agent shall be under no duty or responsibility to enforce collection of any check delivered to it hereunder.  The Escrow Agent reserves the right to deny, suspend or terminate participation by an Investor to the extent the Escrow Agent deems it advisable or necessary to comply with applicable laws or to eliminate practices that are not consistent with the purposes of the Offering.

2.           Investors. Investors (including Pennsylvania Investors and Tennessee Investors) will be instructed by the Dealer Manager or any soliciting dealers to remit the purchase price in the form of checks (hereinafter “instruments of payment”) payable to the order of, or funds wired in favor of, “WELLS FARGO BANK, NA, ESCROW AGENT FOR AMERICAN REALTY CAPITAL HEALTHCARE TRUST, INC.”  Any checks made payable to a party other than the Escrow Agent shall be returned to the soliciting dealer who submitted the check.  By 12:00 p.m. (Noon) the next business day after receipt of instruments of payment from the Offering, the Company or the Dealer Manager shall furnish the Escrow Agent with a list of the Investors who have paid for the Securities showing the name, address, tax identification number, amount of Securities subscribed for, the amount paid and whether such Investors are Pennsylvania Investors or Tennessee Investors.  The information comprising the identity of Investors shall be provided to the Escrow Agent in substantially the format set forth in the “List of Investors” attached hereto as Exhibit B.  The Escrow Agent shall be entitled to conclusively rely upon the List of Investors in determining whether Investors are Pennsylvania Investors or Tennessee Investors, and shall have no duty to independently determine or verify the same.

All Investor Funds deposited in the ARC Healthcare Escrow Accounts shall not be subject to any liens or charges by the Company or the Escrow Agent, or judgments or creditors’ claims against the Company, until and unless released to the Company as hereinafter provided.  The Company understands and agrees that the Company shall not be entitled to any Investor Funds on deposit in the ARC Healthcare Escrow Accounts and no such funds shall become the property of the Company, or any other entity except as released to the Company pursuant to Sections 3, 4 or 5 hereto. The Escrow Agent will not use the information provided to it by the Company for any purpose other than to fulfill its obligations as Escrow Agent.  The Company and the Escrow Agent will treat all Investor information as confidential.  The Escrow Agent shall not be required to accept any Investor Funds which are not accompanied by the information on the List of Investors.

3.           Disbursement of Funds.  Once the Escrow Agent is in receipt of good and collected Investor Funds totaling at least the Minimum Amount from Investors (excluding funds from Pennsylvania Investors and Tennessee Investors), the Escrow Agent shall notify the Company of same in writing. Additionally, at the end of the third business day following the Termination Date (as defined in Section 6), the Escrow Agent shall notify the Company of the amount of the Investor Funds received.  If the Minimum Amount has been obtained on or before the Termination Date, the Escrow Agent shall promptly notify the Company and, upon receiving acknowledgement of such notice and written instructions from the Company’s President or Chief Financial Officer to disburse the Investor Funds, the Escrow Agent shall disburse to the Company, by check or wire transfer, the funds in the Escrow Account, except for amounts payable by the Company to the Escrow Agent pursuant to Exhibit D to this Agreement that remain outstanding.  The Escrow Agent agrees that funds in the Escrow Account shall not be released to the Company until and unless the Escrow Agent receives written instructions to release the funds from the Company’s President or Chief Financial Officer.

If the Minimum Amount has not been obtained prior to the Termination Date, the Escrow Agent shall, within a reasonable time following the Termination Date, but in no event more than thirty (30) days after the Termination Date, refund to each Investor by check funds deposited in the Escrow Account, or shall return the instruments of payment delivered to Escrow Agent if such instruments have not been processed for collection prior to such time, directly to each Investor at the address provided on the List of Investors. Included in the remittance shall be a proportionate share of the income earned in the account allocable to each Investor’s investment in accordance with the terms and conditions specified herein, except that in the case of Investors who have not provided an executed Form W-9 or substitute Form W-9 (or the applicable substitute Form W-8 for foreign investors), the Escrow Agent shall withhold the applicable percentage of the earnings attributable to those Investors in accordance with IRS regulations. Notwithstanding the foregoing, the Escrow Agent shall not be required to remit any payments until funds represented by such payments have been collected by Escrow Agent.

If the Escrow Agent receives written notice from the Company that the Company intends to reject an Investor’s subscription, the Escrow Agent shall pay to the applicable Investor(s), within a reasonable time not to exceed ten (10) business days after receiving notice of the rejection, by first class United States Mail at the address provided on the List of Investors, or at such other address as shall be furnished to the Escrow Agent by the Investor in writing, all collected sums paid by the Investor for Securities and received by the Escrow Agent, together with the interest earned on such Investor Funds (determined in accordance with the terms and conditions specified herein).

4.           Disbursement of Proceeds for Pennsylvania Investors.   Notwithstanding the foregoing, proceeds from Pennsylvania Investors will not count towards meeting the Minimum Amount for purposes of Section 3.  Proceeds received from Pennsylvania Investors will not be released from the Pennsylvania Escrow Account until the Pennsylvania Minimum Amount is obtained.  If the Pennsylvania Minimum Amount is obtained at any time prior to the Termination Date, the Escrow Agent shall promptly notify the Company and, upon receiving acknowledgement of such notice and written instructions from the Company’s President or Chief Financial Officer, the Escrow Agent shall disburse to the Company, by check or wire transfer, the funds in the Pennsylvania Escrow Account, except for amounts payable by the Company to the Escrow Agent pursuant to Exhibit D to this Agreement that remain outstanding.  The Escrow Agent agrees that funds in the Pennsylvania Escrow Account shall not be released to the Company until and unless the Escrow Agent receives written instructions to release the funds from the Company’s President or Chief Financial Officer.

If the Pennsylvania Minimum Amount has not been obtained prior to the Termination Date, the Escrow Agent shall, within a reasonable time following the Termination Date, but in no event more than thirty (30) days after the Termination Date, refund to each Pennsylvania Investor by check funds deposited in the Pennsylvania Escrow Account, or shall return the instruments of payment delivered to Escrow Agent if such instruments have not been processed for collection prior to such time, directly to each Pennsylvania Investor at the address provided on the List of Investors. Included in the remittance shall be a proportionate share of the income earned in the account allocable to each Pennsylvania Investor’s investment in accordance with the terms and conditions specified herein, except that in the case of Investors who have not provided an executed Form W-9 or substitute Form W-9, the Escrow Agent shall withhold the applicable percentage of the earnings attributable to those Investors in accordance with IRS regulations. Notwithstanding the foregoing, the Escrow Agent shall not be required to remit any payments until funds represented by such payments have been collected by Escrow Agent.

If the Escrow Agent is not in receipt of evidence of subscriptions accepted on or before the close of business on such date that is 120 days after commencement of the Offering (the Company will notify the Escrow Agent in writing of the commencement date of the Offering) (the “Initial Escrow Period”), and instruments of payment dated not later than that date, for the purchase of Securities providing for total purchase proceeds from all nonaffiliated sources that equal or exceed the Pennsylvania Minimum Amount, the Escrow Agent shall promptly notify the Company. Thereafter, the Company or its agents shall send to each Pennsylvania Investor by certified mail within ten (10) calendar days after the end of the Initial Escrow Period a notification substantially in the form of Exhibit F.  If, pursuant to such notification, a Pennsylvania Investor requests the return of his or her Investor Funds within ten (10) calendar days after receipt of the notification (the “Request Period”), the Escrow Agent shall promptly refund directly to each Pennsylvania Investor the collected funds deposited in the Pennsylvania Escrow Account on behalf of such Pennsylvania Investor or shall return the instruments of payment delivered, but not yet processed for collection prior to such time, to the address provided on the List of Investors, upon which the Escrow Agent shall be entitled to rely, together with interest income earned as determined in accordance with the terms and conditions specified herein (which interest shall be paid within five business days after the first business day of the succeeding month). Notwithstanding the above, if the Escrow Agent has not received an executed Form W-9 or substitute Form W-9 for such Pennsylvania Investor, the Escrow Agent shall thereupon remit an amount to such Pennsylvania Investor in accordance with the provisions hereof, withholding the applicable percentage for backup withholding required by the Internal Revenue Code, as then in effect, from any interest income earned on Investor Funds (determined in accordance with the terms and conditions specified herein) attributable to such Pennsylvania Investor. However, the Escrow Agent shall not be required to remit such payments until the Escrow Agent has collected funds represented by such payments.

              The Investor Funds of Pennsylvania Investors who do not request the return of their Investor Funds within the Request Period shall remain in the Pennsylvania Escrow Account for successive 120-day escrow periods (a “Successive Escrow Period”), each commencing automatically upon the termination of the prior Successive Escrow Period, and the Company and Escrow Agent shall follow the notification and payment procedure set forth above with respect to the Initial Escrow Period for each Successive Escrow Period until the occurrence of the earliest of (i) the Termination Date, (ii) the receipt and acceptance by the Company of subscriptions for the purchase of Securities with total purchase proceeds that equal or exceed the Pennsylvania Minimum Amount and the disbursement of the Pennsylvania Escrow Account on the terms specified herein, and (iii) all funds held in the Pennsylvania Escrow Account having been returned to the Pennsylvania Investors in accordance with the provisions hereof.

5.           Disbursement of Proceeds for Tennessee Investors.   Notwithstanding the foregoing, proceeds from Tennessee Investors will not count towards meeting the Minimum Amount for purposes of Section 3.  Proceeds received from Tennessee Investors will not be released from the Tennessee Escrow Account until the Tennessee Minimum Amount is obtained.  If the Tennessee Minimum Amount is obtained at any time prior to the Termination Date, the Escrow Agent shall promptly notify the Company and, upon receiving acknowledgement of such notice and written instructions from the Company’s President or Chief Financial Officer, the Escrow Agent shall disburse to the Company, by check or wire transfer, the funds in the Tennessee Escrow Account, except for amounts payable by the Company to the Escrow Agent pursuant to Exhibit D to this Agreement that remain outstanding.  The Escrow Agent agrees that funds in the Tennessee Escrow Account shall not be released to the Company until and unless the Escrow Agent receives written instructions to release the funds from the Company’s President or Chief Financial Officer.

If the Tennessee Minimum Amount has not been obtained prior to the Termination Date, the Escrow Agent shall, within a reasonable time following the Termination Date, but in no event more than thirty (30) days after the Termination Date, refund to each Tennessee Investor by check funds deposited in the Tennessee Escrow Account, or shall return the instruments of payment delivered to Escrow Agent if such instruments have not been processed for collection prior to such time, directly to each Tennessee Investor at the address provided on the List of Investors. Included in the remittance shall be a proportionate share of the income earned in the account allocable to each Tennessee Investor’s investment in accordance with the terms and conditions specified herein, except that in the case of Investors who have not provided an executed Form W-9 or substitute Form W-9, the Escrow Agent shall withhold the applicable percentage of the earnings attributable to those Investors in accordance with IRS regulations. Notwithstanding the foregoing, the Escrow Agent shall not be required to remit any payments until funds represented by such payments have been collected by Escrow Agent.

6.           Term of Escrow. The “Termination Date” shall be the earliest of:  (i) the close of business on September 2, 2011, the one year anniversary of the date the Offering Document was declared effective by the Securities and Exchange Commission; (ii) all funds held in the ARC Healthcare Escrow Accounts are distributed to the Company or to Investors pursuant to Section 3, for Pennsylvania Investors, Section 4, or, for Tennessee Investors, Section 5, and the Company has informed the Escrow Agent in writing to close each of the ARC Healthcare Escrow Accounts; (iii) the date the Escrow Agent receives written notice from the Company that it is abandoning the sale of the Securities; and (iv) the date the Escrow Agent receives notice from the Securities and Exchange Commission or any other federal or state regulatory authority that a stop or similar order has been issued with respect to the Offering Document and has remained in effect for at least twenty (20) days.  After the Termination Date the Company and its agents shall not deposit, and the Escrow Agent shall not accept, any additional amounts representing payments by prospective Investors.

7.           Duty and Liability of the Escrow Agent. The sole duty of the Escrow Agent shall be to receive Investor Funds and hold them subject to release, in accordance herewith, and the Escrow Agent shall be under no duty to determine whether the Company or the Dealer Manager is complying with requirements of this Agreement, the Offering or applicable securities or other laws in tendering the Investor Funds to the Escrow Agent. No other agreement entered into between the parties, or any of them, shall be considered as adopted or binding, in whole or in part, upon the Escrow Agent notwithstanding that any such other agreement may be referred to herein or deposited with the Escrow Agent or the Escrow Agent may have knowledge thereof, including specifically but without limitation any Offering Documents (including the subscription agreement and exhibits thereto), and the Escrow Agent’s rights and responsibilities shall be governed solely by this Agreement.  The Escrow Agent shall not be responsible for or be required to enforce any of the terms or conditions of any Offering Document (including the subscription agreement and exhibits thereto) or other agreement between the Company and any other party.  The Escrow Agent may conclusively rely upon and shall be protected in acting upon any statement, certificate, notice, request, consent, order or other document believed by it to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall have no duty or liability to verify any such statement, certificate, notice, request, consent, order or other document, and its sole responsibility shall be to act only as expressly set forth in this Agreement. Concurrent with the execution of this Agreement, the Company shall deliver to the Escrow Agent an authorized signers form in the form of Exhibit C to this Agreement.  The Escrow Agent shall be under no obligation to institute or defend any action, suit or proceeding in connection with this Agreement unless first indemnified to its satisfaction.  The Escrow Agent may consult counsel of its own choice with respect to any question arising under this Agreement and the Escrow Agent shall not be liable for any action taken or omitted in good faith upon advice of such counsel.  The Escrow Agent shall not be liable for any action taken or omitted by it in good faith except to the extent that a court of competent jurisdiction determines that the Escrow Agent’s gross negligence or willful misconduct was the primary cause of loss. The Escrow Agent is acting solely as escrow agent hereunder and owes no duties, covenants or obligations, fiduciary or otherwise, to any other person by reason of this Agreement, except as otherwise stated herein, and no implied duties, covenants or obligations, fiduciary or otherwise, shall be read into this Agreement against the Escrow Agent.  If any disagreement between any of the parties to this Agreement, or between any of them and any other person, including any Investor, resulting in adverse claims or demands being made in connection with the matters covered by this Agreement, or if the Escrow Agent is in doubt as to what action it should take hereunder, the Escrow Agent may, at its option, refuse to comply with any claims or demands on it, or refuse to take any other action hereunder, so long as such disagreement continues or such doubt exists, and in any such event, the Escrow Agent shall not be or become liable in any way or to any person for its failure or refusal to act, and the Escrow Agent shall be entitled to continue so to refrain from acting until (i) the rights of all interested parties shall have been fully and finally adjudicated by a court of competent jurisdiction, or (ii) all differences shall have been adjudged and all doubt resolved by agreement among all of the interested persons, and the Escrow Agent shall have been notified thereof in writing signed by all such persons. Notwithstanding the foregoing, the Escrow Agent may in its discretion obey the order, judgment, decree or levy of any court, whether with or without jurisdiction and the Escrow Agent is hereby authorized in its sole discretion to comply with and obey any such orders, judgments, decrees or levies.  If any controversy should arise with respect to this Agreement the Escrow Agent shall have the right, at its option, to institute an interpleader action in any court of competent jurisdiction to determine the rights of the parties.  IN NO EVENT SHALL THE ESCROW AGENT BE LIABLE, DIRECTLY OR INDIRECTLY, FOR ANY SPECIAL, INDIRECT OR CONSEQUENTIAL LOSSES OR DAMAGES OF ANY KIND WHATSOEVER (INCLUDING WITHOUT LIMITATION LOST PROFITS), EVEN IF THE ESCROW AGENT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSSES OR DAMAGES AND REGARDLESS OF THE FORM OF ACTION.  The parties agree that the Escrow Agent has no role in the preparation of the Offering Documents (including the subscription agreement and exhibits thereto) and makes no representations or warranties with respect to the information contained therein or omitted therefrom.  The Escrow Agent shall have no obligation, duty or liability with respect to compliance with any federal or state securities, disclosure or tax laws concerning the Offering Documents (including the subscription agreement and exhibits thereto) or the issuance, offering or sale of the Securities.  The Escrow Agent shall have no duty or obligation to monitor the application and use of the Investor Funds once transferred to the Company, that being the sole obligation and responsibility of the Company.

8.           Escrow Agent’s Fee. The Escrow Agent shall be entitled to compensation for its services as stated in the fee schedule attached hereto as Exhibit D, which compensation shall be paid by the Company. The fee agreed upon for the services rendered hereunder is intended as full compensation for the Escrow Agent’s services as contemplated by this Agreement; provided, however, that if the conditions for the disbursement of funds under this Agreement are not fulfilled, or the Escrow Agent renders any material service not contemplated in this Agreement, or there is any assignment of interest in the subject matter of this Agreement, or any material modification hereof, or if any material controversy arises hereunder, or the Escrow Agent is made a party to any litigation pertaining to this Agreement, or the subject matter hereof, then the Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs and expenses, including reasonable attorney’s fees, occasioned by any delay, controversy, litigation or event, and the same shall be recoverable from the Company.  The Company’s obligations under this Section 8 shall survive the resignation or removal of the Escrow Agent and the assignment or termination of this Agreement.

9.           Investment of Investor Funds. The Investor Funds shall be deposited in the ARC Healthcare Escrow Accounts in accordance with Section 3, for Pennsylvania Investors, Section 4, or, for Tennessee Investors, Section 5.  The Escrow Agent is hereby directed to invest all funds received under this Agreement, including principal and interest in, the Wells Fargo Bank Money Market Deposit Account, as directed in writing in the form of Exhibit E to this Agreement.  The Escrow Agent shall invest the Investor Funds in alternative investments in accordance with written instructions as may from time to time be provided to the Escrow Agent and signed by the Company.  In the absence of written investment instructions from the Company to the contrary, the Escrow Agent is hereby directed to invest the Investor Funds in the Wells Fargo Bank Money Market Deposit Account.  Notwithstanding the foregoing, Investor Funds shall not be invested in anything other than “Short Term Investments” in compliance with Rule 15c2-4 of the Securities Exchange Act of 1934, as amended.  The following are not permissible investments:  (a) money market mutual funds; (b) corporate debt or equity securities; (c) repurchase agreements; (d) banker’s acceptance; (e) commercial paper; and (f) municipal securities.  Any interest received by the Escrow Agent with respect to the Investor Funds, including reinvested interest shall become part of the Investor Funds, and shall be disbursed pursuant to Section 3, for Pennsylvania Investors, Section 4, or, for Tennessee Investors, Section 5.

The Escrow Agent shall be entitled to sell or redeem any such investments as necessary to make any payments or distributions required under this Agreement.  The Escrow Agent shall have no responsibility or liability for any loss which may result from any investment made pursuant to this Agreement, or for any loss resulting from the sale of such investment.  The parties acknowledge that the Escrow Agent is not providing investment supervision, recommendations, or advice.

The Company on the date of this Agreement shall provide the Escrow Agent with a certified tax identification number by furnishing appropriate IRS form W-9 or W-8 (or substitute Form W-9 or W-8) and other forms and documents that the Escrow Agent may reasonably request, including without limitation a tax form for each Investor.  The Company understands that if such tax reporting documentation is not so certified to the Escrow Agent, the Escrow Agent may be required by the Internal Revenue Code of 1986, as amended, to withhold a portion of any interest or other income earned on the Investor Funds pursuant to this Agreement.  For tax reporting purposes, all interest and other income from investment of the Investor Funds shall, as of the end of each calendar year and to the extent required by the Internal Revenue Service, be reported as having been earned by the party to whom such interest or other income is distributed, in the year in which it is distributed.

The Company agrees to indemnify and hold the Escrow Agent harmless from and against any taxes, additions for late payment, interest, penalties and other expenses that may be assessed against the Escrow Agent on or with respect to any payment or other activities under this Agreement unless any such tax, addition for late payment, interest, penalties and other expenses shall be determined by a court of competent jurisdiction to have been caused by the Escrow Agent’s gross negligence or willful misconduct.  The terms of this Section shall survive the termination of this Agreement and the resignation or removal of the Escrow Agent.

10.           Notices.  All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (a) on the date of service if served personally on the party to whom notice is to be given, (b) on the day of transmission if sent by facsimile/email transmission bearing an authorized signature to the facsimile number/email address given below, and written confirmation of receipt is obtained promptly after completion of transmission, (c) on the day after delivery to Federal Express or similar overnight courier or the Express Mail service maintained by the United States Postal Service, or (d) on the fifth day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed, return receipt requested, to the party as follows:

If to the Company:

405 Park Avenue
New York, New York 10022
Fax: (212) 421-5799
Attention:  Edward M. Weil, Jr., Executive Vice President and Secretary
Attention:  Brian S. Block, Executive Vice President and Chief Financial Officer

with a copy to:

Proskauer Rose LLP
1585 Broadway
New York, New York 10036
Fax: (212) 969-2900
Attention: Peter M. Fass, Esq.
Attention:  James P. Gerkis, Esq.

If to the Dealer Manager:

Realty Capital Securities, LLC
Three Copley Place
Suite 3300
Boston, MA 02116
Attention:  Louisa Quarto, President

with a copy to:

Proskauer Rose LLP
1585 Broadway
New York, New York 10036
Fax: (212) 969-2900
Attention: Peter M. Fass, Esq.
Attention:  James P. Gerkis, Esq.

and:

American Realty Capital Healthcare Trust, Inc.
405 Park Avenue
New York, New York 10022
Fax: (212) 421-5799
Attention:  Edward M. Weil, Jr., Executive Vice President and Secretary
Attention:  Brian S. Block, Executive Vice President and Chief Financial Officer

If to Escrow Agent:

Wells Fargo Bank, National Association
45 Broadway, 14th Floor
New York, NY  10006
Fax: (212) 509-1716
Attention:  Matt Sherman

Any party may change its address for purposes of this Section by giving the other party written notice of the new address in the manner set forth above.

11.           Indemnification of Escrow Agent. The Company and the Dealer Manager hereby jointly and severally indemnify, defend and hold harmless the Escrow Agent from and against, any and all loss, liability, cost, damage and expense, including, without limitation, reasonable counsel fees and expenses, which the Escrow Agent may suffer or incur by reason of any action, claim or proceeding brought against the Escrow Agent arising out of or relating in any way to this Agreement or any transaction to which this Agreement relates unless such loss, liability, cost, damage or expense is finally determined by a court of competent jurisdiction to have been primarily caused by the willful misconduct of the Escrow Agent.  The terms of this Section shall survive the termination of this Agreement and the resignation or removal of the Escrow Agent.

12.           Successors and Assigns. Except as otherwise provided in this Agreement, no party hereto shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other parties hereto and any such attempted assignment without such prior written consent shall be void and of no force and effect. This Agreement shall inure to the benefit of and shall be binding upon the successors and permitted assigns of the parties hereto.  Any corporation or association into which the Escrow Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its corporate trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which the Escrow Agent is a party, shall be and become the successor Escrow Agent under this Agreement and shall have and succeed to the rights, powers, duties, immunities and privileges as its predecessor, without the execution or filing of any instrument or paper or the performance any further act.

13.           Governing Law; Jurisdiction. This Agreement shall be construed, performed, and enforced in accordance with, and governed by, the internal laws of the State of New York, without giving effect to the principles of conflicts of laws thereof.

14.           Severability. If any part of this Agreement is declared by any court or other judicial or administrative body to be null, void, or unenforceable, said provision shall survive to the extent it is not so declared, and all of the other provisions of this Agreement shall remain in full force and effect.

15.           Amendments; Waivers. This Agreement may be amended or modified, and any of the terms, covenants, representations, warranties, or conditions hereof may be waived, only by a written instrument executed by the parties hereto, or in the case of a waiver, by the party waiving compliance. Any waiver by any party of any condition, or of the breach of any provision, term, covenant, representation, or warranty contained in this Agreement, in any one or more instances, shall not be deemed to be nor construed as further or continuing waiver of any such condition, or of the breach of any other provision, term, covenant, representation, or warranty of this Agreement.  The Company and the Dealer Manager agree that any requested waiver, modification or amendment of this Agreement shall be consistent with the terms of the Offering.

16.           Entire Agreement. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the escrow contemplated hereby and supersedes and replaces all prior and contemporaneous agreements and understandings, oral or written, with regard to such escrow.

17.           Section Headings. The section headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

18.           Counterparts. This Agreement may be executed (including by facsimile transmission) with counterpart signature pages or in counterparts, each of which shall be deemed an original, but all of which shall constitute the same instrument.

19.           Resignation. The Escrow Agent may resign upon 30 days’ advance written notice to the parties hereto. If a successor escrow agent is not appointed by the Company within the 30-day period following such notice, the Escrow Agent may petition any court of competent jurisdiction to name a successor escrow agent, or may interplead the Investor Funds with such court, whereupon the Escrow Agent’s duties hereunder shall terminate.

20.           References to Escrow Agent.  Other than the Offering Document (including the subscription agreement and exhibits thereto) and any amendments thereof or supplements thereto, no printed or other matter in any language (including, without limitation, notices, reports and promotional material) which mentions the Escrow Agent’s name or the rights, powers, or duties of the Escrow Agent shall be issued by the Company or the Dealer Manager, or on the Company’s or the Dealer Manager’s behalf, unless the Escrow Agent shall first have given its specific written consent thereto.  Notwithstanding the foregoing, any amendment or supplement to the Offering Document (including the subscription agreement and exhibits thereto) that revises, alters, modifies, changes or adds to the description of the Escrow Agent or its rights, powers or duties hereunder shall not be issued by the Company or the Dealer Manager, or on the Company’s or Dealer Manager’s behalf, unless the Escrow Agent has first given specific written consent thereto.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the date and year first set forth above.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST, INC.

By:
Name: Nicholas S. Schorsch
Title: Chief Executive Officer

REALTY CAPITAL SECURITIES, LLC

By:
Name: Louisa Quarto
Title: President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Escrow Agent

By:
Name:
Title:

Exhibit A

Copy of Offering Document

Exhibit B

List of Investors

Pursuant to the Subscription Escrow Agreement dated as of   , 2010, among Realty Capital Securities, LLC, American Realty Capital Healthcare Trust, Inc., (the “Company”), and Wells Fargo Bank, National Association (the “Escrow Agent”), the Company hereby certifies that the following Investors have paid money for the purchase of shares of the Company’s common stock, par value $0.01 (“Securities”), and the money has been deposited with the Escrow Agent:

1.	Name of Investor
Address
Tax Identification Number
Amount of Securities subscribed for
Amount of money paid and deposited with Escrow Agent
Is Investor a resident of Pennsylvania (Yes or No)?
Is Investor a resident of Tennessee (Yes or No)?

2.	Name of Investor
Address
Tax Identification Number
Amount of Securities subscribed for
Amount of money paid and deposited with Escrow Agent
Is Investor a resident of Pennsylvania (Yes or No)?
Is Investor a resident of Tennessee (Yes or No)?

REALTY CAPITAL SECURITIES, LLC

Dated: _____________________________	By:
Name: Louisa Quarto
Title: President

Exhibit C

CERTIFICATE AS TO AUTHORIZED SIGNATURES

Account Name:

Account Number:

The specimen signatures shown below are the specimen signatures of the individuals who have been designated as Authorized Representatives of American Realty Capital Healthcare Trust, Inc. and are authorized to initiate and approve transactions of all types for the above-mentioned account on behalf of American Realty Capital Healthcare Trust, Inc.

Name/Title	Specimen Signature

Nicholas S. Schorsch
Chief Executive Officer	Signature

William M. Kahane
President and Chief Operatiing Officer	Signature

Brian Block
Executive Vice President and Chief Financial Officer	Signature

Edward M. Weil, Jr.
Executive Vice President and Secretary	Signature

Exhibit D

Wells Fargo Bank Corporate Trust Services 1445 Ross Avenue, 2nd Floor Mac T5303-022 Dallas, TX 75202	[NAME] [POSITION] Tel: [__________] Fax: [__________] [EMAIL]	[logo]

GENERAL SCHEDULE OF FEES
to act as ESCROW AGENT for the
American Realty Capital Healthcare Trust, Inc. Subscription Escrow up to $75,000,000

Acceptance Fee:	$500

Initial Fees as they relate to Wells Fargo Bank acting in the capacity of Escrow Agent – includes review of the Escrow Agreement; acceptance of the Escrow appointment; setting up of Escrow Account(s) and accounting records; and coordination of receipt of funds for deposit to the Escrow Account(s).

Acceptance Fee payable at time of Escrow Agreement execution.

Escrow Agent Annual Administration Fee:	$5,000.00 on first offering, $3,500 on subsequent
Pennsylvania Sub-Accounting Administration Fee:	$750
Tennessee Sub-Accounting Administration Fee:	$750

For ordinary administrative services by Escrow Agent – includes daily routine account management; investment transactions; cash transaction processing (including wire and check processing); monitoring claim notices pursuant to the agreement; disbursement of funds in accordance with the agreement; and mailing of trust account statements to all applicable parties.  Float credit received by the bank for receiving funds that remain uninvested are deemed part of the Paying Agent/Escrow Agent’s compensation.  These fees do not contemplate paying interest to Investors or providing 1099s which would be the responsibility of the Company. If individual 1099s, interest checks, interest accrual calculations or any individual Investor information are required additional fees will be charged.  For rejected subscriptions or a failed offering, the following fees will apply.

1099 Reporting $25 each
Interest Rate Calculations and Interest Checks/Wires $35 each
Returned Item Charges $35 each

The administrative fee is payable in advance, with the first year fee due upon opening of the account. The Annual Fee covers a full year or any part thereof, and therefore will not be prorated or refunded in the year of early termination.  These fees do not include bank activity fees associated with Desktop Deposit system.  Fees for these services will be provided separately by our Treasury Management Group.

Wells Fargo’s bid is based on the following assumptions:

•	Number of Escrow Accounts to be established: Three (3)

•	Number of Deposits to Escrow Accounts: Electronically, approximately (10-20 per day)

•	Number of Withdrawals from Escrow Accounts: Not more than two per week.

•	Term of Escrow: One (1) year

•	APPOINTMENT SUBJECT TO RECEIPT OF REQUESTED DUE DILIGENCE INFORMATION AS PER THE USA PATRIOT ACT

•	THIS PROPOSAL ASSUMES THAT BALANCES IN THE ACCOUNT WILL BE INVESTED IN MONEY MARKET FUNDS

•	ALL FUNDS WILL BE RECEIVED FROM OR DISTRIBUTED TO A DOMESTIC OR AN APPROVED FOREIGN ENTITY

•	IF THE ACCOUNT(S) DOES NOT OPEN WITHIN THREE (3) MONTHS OF THE DATE SHOWN BELOW, THIS PROPOSAL WILL BE DEEMED TO BE NULL AND VOID

Out-of Pocket Expenses:	At Cost

We will charge for out-of-pocket expenses in response to specific tasks assigned by the client or provided for in the escrow agreement.  Possible expenses would be, but are not limited to, express mail and messenger charges, travel expenses to attend closing or other meetings.   There are no charges for indirect out-of- pocket expenses.

This fee schedule is based upon the assumptions listed above which pertain to the responsibilities and risks involved in Wells Fargo undertaking the role of Escrow Agent.  These assumptions are based on information provided to us as of the date of this fee schedule.  Our fee schedule is subject to review and acceptance of the final documents.  Should any of the assumptions, duties or responsibilities change, we reserve the right to affirm, modify or rescind our fee schedule. Extraordinary services (services other than the ordinary administration services of Escrow Agent described above) are not included in the annual administration fee and will be billed as incurred at the rates in effect from time to time.

Submitted on:                       , 2010

Exhibit E

Agency and Custody Account Direction
For Cash Balances
Wells Fargo Bank Money Market Deposit Accounts

Direction to use the following Wells Fargo Bank Money Market Deposit Accounts for Cash Balances for the escrow account (the “Account”) created under the Subscription Escrow Agreement to which this Exhibit E is attached.

You are hereby directed to deposit, as indicated below, or as we shall direct further in writing from time to time, all cash in the Account in the following money market deposit account of Wells Fargo Bank, National Association (“Bank”):

Wells Fargo Bank Money Market Deposit Account (“MMDA”)

We understand that amounts on deposit in the MMDA are insured, subject to the applicable rules and regulations of the Federal Deposit Insurance Corporation (the “FDIC”), in the basic FDIC insurance amount of $250,000 per depositor, per insured bank. This includes principal and accrued interest up to a total of $250,000.

We acknowledge that we have full power to direct investments in the Account.

We understand that we may change this direction at any time and that it shall continue in effect until revoked or modified by us by written notice to you.

American Realty Capital Healthcare Trust, Inc.

By:
Signature

Date

Exhibit F

[Form of Notice to Pennsylvania Investors]

You have tendered a subscription to purchase shares of common stock of American Realty Capital Healthcare Trust, Inc. (the “Company”). Your subscription is currently being held in escrow.  The guidelines of the Pennsylvania Securities Commission do not permit the Company to accept subscriptions from Pennsylvania residents until an aggregate of $75,000,000 of gross offering proceeds have been received by the Company. The Pennsylvania guidelines provide that until this minimum amount of offering proceeds is received by the Company, every 120 days during the offering period Pennsylvania Investors may request that their subscription be returned.  If you wish to continue your subscription in escrow until the Pennsylvania minimum subscription amount is received, nothing further is required.

If you wish to terminate your subscription for the Company’s common stock and have your subscription returned please so indicate below, sign, date, and return to the Escrow Agent, Wells Fargo Bank, National Association at 45 Broadway, 14th Floor, New York, NY  10006, Attn:  Matt Sherman.

I hereby terminate my prior subscription to purchase shares of common stock of American Realty Capital Healthcare Trust, Inc. and request the return of my subscription funds.  I certify to American Realty Capital Healthcare Trust, Inc. that I am a resident of Pennsylvania.

Signature:

Name:
(please print)

Date:

Please send the subscription refund to: